EXHIBIT 10.5

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS PROMISSORY NOTE MAY NOT BE ENCUMBERED, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE PROMISSORY NOTES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO THE CORPORATION AND CONCURRED IN BY THE CORPORATION’S COUNSEL TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR SUCH TRANSACTION COMPLIES WITH RULES PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION UNDER SAID ACT.

PROMISSORY NOTE

Principal Amount:	$ 346,950.00
Date of Issuance:	May 16, 2006

For value received, Axesstel, Inc., a Nevada corporation (“Axesstel”), promises to pay to the order of Mike H.P. Kwon, an individual (“Kwon”), at the address for notice set forth below or at such other place as the holder of this Note (“Holder”) may from time to time designate in writing, in lawful money of the United States, the principal sum of Three Hundred Forty-Six Thousand Nine Hundred Fifty Dollars ($346,950.00), with interest at the rate, and due and payable, as follows:

ARTICLE 1 - INTEREST

1.1 Rate of Interest. The principal balance outstanding from time to time under this Promissory Note (“Note”) shall bear interest at the Prime Rate plus one percent (1%) per annum. For these purposes, the Prime Rate shall be as quoted in the “Money Rates” column of the Wall Street Journal on the date of this Note, as adjusted annually on the second business day of each calendar year.

1.2 Computation of Interest. Interest shall be calculated on a 365/365 simple interest basis; that is, by applying the ratio of the annual interest rate over the number of days in a year (366 during leap years), multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.

1.3 No Usurious Interest. In the event that any interest rate(s) provided for in this Note shall be determined to be unlawful, such interest rate(s) shall be computed at the highest rate permitted by applicable law. Any payment by Axesstel of any interest amount in excess of that permitted by law shall be considered a mistake, with the excess being applied to the principal amount of this Note without prepayment premium or penalty; if no such principal amount is outstanding, such excess shall be returned to Axesstel.

ARTICLE 2 - PAYMENTS

2.1 Maturity Date. The entire principal balance and all accrued and unpaid interest shall be paid in full without setoff, deduction or counterclaim on the earlier to occur of (i) the date that Kwon’s employment with Axesstel is terminated whether voluntarily or involuntarily, or (ii) May 15, 2008 (the “Maturity Date”).

2.2 Prepayment. Axesstel shall have the right to prepay all or any part of the principal balance of this Note at any time without charge or premium.

2.3 Application of Payments. All payments received, irrespective of how they may be designated by Axesstel, shall be applied first to charges other than interest and principal, if any, owing hereunder, then to accrued interest, then to principal, except that, after the occurrence and during the continuation of any Event of Default under this Note, all amounts received shall be applied in such order as Holder, in its sole discretion, may elect.

ARTICLE 3 - DEFAULT

3.1 Default. The following shall constitute an “Event of Default” under this Note:

(a) a default in the payment when due of any amount hereunder; or

(b) the filing of a petition by or against Axesstel under any provision of the Bankruptcy Reform Act, Title 11 of the United States Code as amended or recodified from time to time, or under any similar law relating to bankruptcy, insolvency, or other relief for debtors, or appointment or a receiver, trustee, custodian or liquidator of or for all or any party of the assets or property of Axesstel, or the insolvency of Axesstel; or the making of a general assignment for the benefit of creditors by Axesstel.

3.2 Acceleration Right. If an Event of Default occurs under Section 3.1(c), then the outstanding principal of and all accrued and unpaid interest on this Note shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

3.3 Suits for Enforcement. Upon the occurrence of any one or more Events of Default, the Holder of this Note may proceed to protect and enforce its rights hereunder by suit in equity, action at law or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or may proceed to enforce the payment of this Note, or to enforce any other legal or equitable right of the Holder of this Note. In case of any default under this Note, Axesstel will pay to the Holder such amounts as shall be sufficient to cover the costs and expenses (including reasonable attorneys’ fees) of such Holder in protecting and enforcing its rights under this Note.

ARTICLE 4 - ADDITIONAL TERMS AND CONDITIONS

4.1 Time of the Essence. Time is of the essence with respect to the payment and performance of the obligations of this Note.

4.2 No Oral Waivers or Modifications. No provision of this Note may be waived or modified orally, but only in a writing signed by Holder.

4.3 Governing Law. This Note shall be governed by and construed under the internal laws of the State of California, without regard to conflict of law provisions.

4.4 Notices. All notices, demands and other communications required or permitted hereunder shall be in writing, addressed to the appropriate party as follows:

If to Kwon:	Mr. Mike H.P. Kwon

If to Axesstel:	Axesstel, Inc.
6815 Flanders Drive, Suite 210
San Diego, California 92121
Attn: Senior Vice President Finance

The address for notice may be changed to such other address as may be designated from time to time by notice to the other parties in the manner set forth herein, and shall be effective upon the earliest of (i) actual delivery if delivered by personal delivery or certified postage prepaid mail, or (ii) on the next day after timely and proper deposit with an overnight air courier with request for next day delivery.

4.5 Replacement of Note. On receipt by Axesstel of an affidavit of an authorized representative of Holder stating the circumstances of the loss, theft, destruction or mutilation of this Note (and in the case of any such mutilation, on surrender and cancellation of such Note), Axesstel, at its expense, will promptly execute and deliver, in lieu thereof, a new Note of like tenor. If required by Axesstel, Holder must provide indemnity sufficient in the reasonable judgment of Axesstel to protect Axesstel from any loss, which it may suffer if a lost, stolen or destroyed Note is replaced.

4.6 Successors and Assigns. This Note binds Axesstel and its successors, assigns, heirs, administrators and executors, and inures to the benefit of Holder and its successors, assigns, participants, heirs, administrators and executors.

SIGNATURES

Axesstel:

AXESSTEL, INC.

By:	/s/ Patrick L. Gray
Patrick L. Gray, Senior VP Finance

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